                                                                EXHIBIT 10.01(c)




                                      FORM
                                       OF
                               ADVISORY AGREEMENT



                                  by and among


                               [THE PARTNERSHIP]
                         a Delaware limited partnership

                                      and

                                 [THE ADVISOR]
                           a ____________ corporation

                                      and

                      ML FUTURES INVESTMENT PARTNERS INC.
                             a Delaware corporation

                                      and

                           MERRILL LYNCH FUTURES INC.
                             a Delaware corporation



                       Effective as of ___________, 199__



                        Initial Allocation $____________

                               ADVISORY AGREEMENT
                               ------------------


                               Table of Contents
                               -----------------

                                                          Page
                                                          ----

1.       Undertakings of the Trading Advisor..........      2

2.       Duties of Trading Advisor....................      4

3.       Allocation and Reallocation of Assets;
           Designation of Additional Trading Advisors;
           Charges to Allocated Assets................      6

4.       Trading Advisor Independent..................      7

5.       Commodity Broker; Floor Brokers..............      7

6.       Advisory Fees................................      8

7.       Term and Termination.........................      9

8.       Right to Advise Others; Uniformity of
           Acts and Practices.........................     10

9.       Speculative Position Limits..................     11

10.      Representations and Warranties...............     12

11.      Indemnification..............................     18

12.      Entire Agreement.............................     20

13.      Assignment...................................     21

14.      Amendment; Waiver............................     21

15.      Severability.................................     21

16.      Notices .....................................     21

17.      Governing Law................................     22

18.      Consent to Jurisdiction......................     22

19.      Remedies.....................................     22

20.      Confidentiality..............................     22

21.      Survival.....................................     23
22.      Counterparts.................................     23

23.      Headings.....................................     23

24.      Third-Party Beneficiary......................     23

25.  "Business Day"...................................    23

26.  Multi-Programs...................................    23


Annex A -- Form of Trading Authorization..............   A-1

Annex B -- Commodity Interests Traded by the Advisor     B-1

Annex C -- Advisory Fee Calculations..................   C-1

Annex D -- Selection of Multiple Programs Offered.....   D-1

Form of Acknowledgement of Receipt of
  Disclosure Document.................................  ACK-1

                               ADVISORY AGREEMENT
                               ------------------


     THIS ADVISORY AGREEMENT ("Agreement"), made as of the date set forth on the cover hereof (the "Effective Date"), by and among [THE PARTNERSHIP] (the "Partnership"), [THE ADVISOR] (the "Trading Advisor"), ML FUTURES INVESTMENT PARTNERS INC. ("MLFIP") and MERRILL LYNCH FUTURES INC. ("Merrill Lynch Futures").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Partnership is engaged in the business of trading, buying, selling or otherwise acquiring, holding or disposing of forward and futures contracts, any rights pertaining thereto and any options thereon or on physical commodities and engaging in all activities incident thereto (the foregoing forms of trading being collectively referred to herein as "commodity interests");

     WHEREAS, the Partnership has offered its Units of Limited Partnership Interest ("Units") for sale to investors, as described in the Partnership's most recent Prospectus Supplement (the "Prospectus Supplement"), and is currently actively engaged in trading commodity interests;

     WHEREAS, Merrill Lynch Futures acts as commodity broker to the Partnership and will pay the Trading Advisor a Consulting Fee as described herein;

     WHEREAS, from time to time during the Partnership's operations, MLFIP, the Partnership's general partner, allocates and reallocates the Partnership's assets among the Partnership's current or replacement trading advisors for management as described in the Prospectus Supplement;

     WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the trading of certain commodity interests; and

     WHEREAS, the Partnership desires the Trading Advisor, upon the terms and conditions set forth herein, to act as a trading advisor for the Partnership and to make commodity interest trading decisions for the Partnership with respect to the assets of the Partnership allocated to the Trading Advisor for management (the "Allocated Assets") -- which shall include no "notional equity" -- and the Trading Advisor desires to act in such capacity.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Undertakings of the Trading Advisor
         -----------------------------------

     (a)  To Furnish Information.  The Trading Advisor agrees to make all
          ----------------------
disclosures reasonably requested by MLFIP regarding the Trading Advisor and its trading performance, strategies and accounts (subject to the need to preserve the secrecy of proprietary information concerning such strategies and of the identity of the Trading Advisor's clients), to be included in disclosures made by the Partnership to its investors or for any other purposes relating to the operation of the Partnership.

     The Trading Advisor shall cooperate, to the extent that MLFIP may reasonably request, in preparing offering materials, investor information reports and regulatory filings relating to the Partnership.

     Any written reference to the Trading Advisor or its strategies shall be approved by the Trading Advisor prior to general distribution by the Partnership, MLFIP or the Trading Advisor.

     (b)  To Furnish Updated Performance Information.  The Trading Advisor, at
          ------------------------------------------
its own expense, shall promptly provide the Partnership and MLFIP, upon request, with a table or tables (in form and substance consistent with all applicable regulations and all regulations which would be applicable were the Partnership publicly to distribute the Units) reflecting the actual performance, on a monthly basis, of all customer accounts directed by the Trading Advisor up to the latest practicable month-end date.

     (c)  To Notify of Changes.  If the Trading Advisor shall become aware of
          --------------------
(i) any misleading statement, (ii) any untrue statement of a material fact or any omission to state a material fact necessary to make the statements contained in the disclosures made by the Partnership to its investors (relating to the Trading Advisor, as approved in writing by the Trading Advisor), in light of the circumstances under which such statements were made, not misleading, or (iii) the occurrence of any event or change in circumstances which shall have resulted or could reasonably be expected to result in there being any such misleading or untrue statement or omission, the Trading Advisor shall promptly notify the Partnership in writing and shall cooperate with the Partnership and MLFIP in the preparation of any amended or supplemental disclosures reasonably requested by MLFIP.

     The Trading Advisor will promptly notify the Partnership and MLFIP of any proposed material change in the management, ownership, personnel, organizational structure, control or financial condition of the Trading Advisor.

     (d)  Not to Distribute Information Concerning the Partnership.  None of the
          --------------------------------------------------------
Trading Advisor or any of its employees, agents, stockholders, directors, officers, employees, principals, affiliates, or agents of such affiliates, or their respective successors or assigns (collectively, "related parties"), shall publish, circulate, or distribute any information relating to the Partnership, MLFIP or Merrill Lynch

Futures or any of their respective affiliates, other than, in the case of the Partnership, in the context of the preparation of the Trading Advisor's performance tables as required by applicable law or regulation. The Trading Advisor may also circulate performance information relating to the Partnership account managed by the Trading Advisor so long as none of the Partnership, MLFIP, Merrill Lynch Futures or any of their respective affiliates are named.

     (e)  Not to Solicit Investors.  None of the Trading Advisor or any related
          ------------------------
party shall: (i) use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of and/or other information relating to the Limited Partners or (ii) knowingly contact any current or former Limited Partner for any purpose whatsoever unless such Limited Partner shall have first contacted the Trading Advisor.

     (f)  To Provide Access to Books and Records.  Upon five (5) business days'
          --------------------------------------
notice to the Trading Advisor, the Partnership or MLFIP shall have the right, during normal business hours, to have access to and to inspect and copy such books and records relating to the Trading Advisor and its trading as the Partnership or MLFIP may reasonably request, including, without limitation, to verify the accuracy and completeness of the data furnished by the Trading Advisor pursuant to this Section 1 of this Agreement or otherwise to verify compliance with the terms of this Agreement (subject to the need to preserve the secrecy of proprietary information and of the identity of the Trading Advisor's clients). Such right of inspection shall terminate upon the termination of this Agreement and shall not include any right to access computer programs, records or other information used in determining trading decisions.

     The Trading Advisor shall not be required to disclose the actual trading results of the proprietary accounts of the Trading Advisor or its principals except upon the request of the Partnership or MLFIP for good cause given.

     2.  Duties of Trading Advisor
         -------------------------

     (a)  Trading the Allocated Assets; Trading Policies.  Except as otherwise
          ----------------------------------------------
provided in this Section 2, the Trading Advisor shall, commencing on the Effective Date, have sole and exclusive authority and responsibility for directing the trading of the Allocated Assets in commodity interests pursuant to and in accordance with the Trading Advisor's best judgment and its trading strategy as described in the information furnished, with the written approval of the Trading Advisor, by the Partnership to its investors, or, if no such information is furnished by the Partnership to its investors, as described in the information concerning the Trading Advisor furnished by it in writing to the Partnership, as such strategy may be refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and in accordance with the Partnership's trading policies as notified to the Trading Advisor in writing by the Partnership from time to time (the "Trading Policies"). Notwithstanding the foregoing, the Partnership may override the trading instructions of the Trading Advisor to the extent necessary: (i) to comply with the Trading Policies; (ii) to fund any distributions or redemptions of Units to be made by the Partnership; (iii) to pay the Partnership's expenses; (iv) to effect any allocation or reallocation of the Partnership's assets in accordance with this Agreement; or (v) as required by law, provided that the Partnership shall, unless otherwise required by law, use best efforts to permit the Trading Advisor three (3) full business days in which to liquidate positions prior to exercising the Partnership's override authority, and provided further that in the event that the Partnership's Trading Policies are changed, any open positions at the time of such change shall not be deemed to violate the revised Trading Policies and shall be closed out by the Trading Advisor in the ordinary course of trading.

     In the event that the Trading Advisor is required to liquidate open positions in order to comply with instructions given by the Partnership under clauses 2(a)(ii), (iii) or (iv), above, the Trading Advisor shall not be responsible for any losses or damages sustained by the Partnership as a result of such intervention.

     The Trading Advisor, in its discretion, may alter the trading approach used by the Trading Advisor in managing the Allocated Assets; provided that the Trading Advisor determines that such alteration is in the best interest of the Partnership and not inconsistent with the Trading Policies; and provided further that the Trading Advisor gives the Partnership thirty (30) calendar days' prior written notice of any alteration which the Trading Advisor considers to be material. The Partnership may instruct the Trading Advisor not to make any material alteration in the trading strategy used for the Allocated Assets, in which case the Trading Advisor may terminate this Agreement pursuant to Section 7(b)(iii) hereof.

     Any notices of material changes in trading approach required hereunder shall be subject to reasonable assurances of confidentiality and need not disclose any proprietary information concerning the nature of such material change. The addition and/or deletion of commodity interests from the Partnership's portfolio managed by the Trading Advisor shall not be deemed a change in the Trading Advisor's strategy, and prior written notice to the Partnership shall not be required therefor, unless the Trading Advisor's strategy used for the Partnership is limited to a specific group of contracts or a market sector in a manner inconsistent with such addition or deletion.

     The Trading Advisor is in no respect making any guaranty to the Partnership of profits or of protection against loss. All purchases and sales of commodity interests shall be for the account and risk of the Partnership, and the Trading Advisor shall not incur liability for trading losses resulting therefrom, except as otherwise provided herein.

     (b)  Investment of Assets Held in Securities and Cash.  The Partnership,
          ------------------------------------------------
and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Partnership's assets other than in respect of the Trading Advisor's trading of the Allocated Assets in commodity interests.

     (c)  Trading Authorization.  Prior to the Partnership's acceptance of
          ---------------------
trading advice from the Trading Advisor in accordance with this Agreement, the Partnership shall deliver to the Trading Advisor a trading authorization in the form of Annex A hereto appointing the Trading Advisor as the Partnership's agent
        -------
and attorney-in-fact for such purpose.

     The Partnership shall instruct its brokers to furnish to the Trading Advisor copies of all trade confirmations and monthly statements relating to the Allocated Assets. The Trading Advisor will maintain a record of all such statements and monitor the open positions in the Partnership's account.

     (d)  Delivery of Disclosure Document; Proposed Changes.  The Trading
          -------------------------------------------------
Advisor shall, during the term of this Agreement, deliver to the Partnership copies of all disclosure documents filed by the Trading Advisor with any governmental authority, promptly following such filing.

     The Trading Advisor agrees, during the term of this Agreement, to discuss with the Partnership and MLFIP any changes which the Trading Advisor proposes to make in the disclosures concerning itself or in its performance tables -- as included in any other disclosure documents or as filed with any governmental authority -- prior to implementing any such changes, and to use best efforts not to make any such changes within a period of six (6) full calendar months subsequent to having furnished the Partnership with information concerning the Trading Advisor for distribution to the Partnership's investors.

     (e)  List of Commodity Interests Traded by the Trading Advisor.  The
          ---------------------------------------------------------
Trading Advisor shall provide the Partnership -- in order for the Partnership to ensure that non-United States investors will not be subject to federal income tax on their investment in the Partnership -- with a complete list of the commodity interests which the Trading Advisor intends to trade on the Partnership's behalf. All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a designated board of trade in the United States shall be listed on Annex B to this
                                                       -------
Agreement. The addition of commodity interests (other than forward contracts on foreign currencies) to the Partnership's portfolio managed by the Trading Advisor as set forth in Annex B to this Agreement shall require prior written
                        -------
notice to the Partnership.

        Other than as the Partnership may notify the Trading Advisor, there is no limitation on the commodity interests which the Trading Advisor may trade on behalf of the Partnership, provided that the Trading Advisor agrees to trade only in commodity interests which the Trading Advisor considers to be traded in sufficient volume to permit the Trading Advisor readily to acquire and liquidate positions on behalf of the Partnership.

     (f)  Trade Reconciliations.  The Trading Advisor acknowledges its
          ---------------------
obligation to review the Partnership's positions in the account managed by the Trading Advisor on a daily basis and promptly to notify MLFIP and the Partnership of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions.

     3.  Allocation and Reallocation of Assets;
         Designation of Additional Trading
         Advisors; Charges to Allocated Assets
         --------------------------------------

     (a)  Allocation and Reallocation of Assets; Designation of Additional
          ----------------------------------------------------------------
Trading Advisors.  The initial amount of the Allocated Assets shall be the
----------------
amount set forth on the cover of this Agreement, none of which shall constitute "notional funds." This initial amount shall be deposited at Merrill Lynch Futures or an affiliate on the Effective Date, available for trading by the Trading Advisor. The Partnership may at any time and from time to time in its sole discretion: (i) reallocate the Partnership's assets, including a portion of the Trading Advisor's Allocated Assets, among the various other trading advisors for the Partnership, including the Trading Advisor; and/or (ii) designate additional trading advisors for the Partnership, and allocate to such additional trading advisors the management of such portion of the Partnership's assets, including a portion of the Allocated Assets, as the Partnership shall determine. Any reallocation from the Trading Advisor shall be preceded by twenty-four (24) hours' notice, and the Partnership will use best efforts to make reallocations only at month-end.

     The Trading Advisor agrees to accept additional allocations of Partnership assets for management, from time to time, provided that the Net Asset Value of the Allocated Assets may not exceed $50,000,000 as of any month-end without the Trading Advisor's prior consent, and provided further that the Partnership will use its best efforts to make additional allocations only as of the beginning of a month.

     (b)  Charges to Allocated Assets.  The Trading Advisor understands and
          ---------------------------
agrees that: (i) the full amount of the Profit Share and Brokerage Fee allocable to the Allocated Assets shall be charged to the Allocated Assets; (ii) other expenses (not including distributions or redemptions) payable by the Partnership shall be allocated to the Allocated Assets pro rata based on the
                                                       --- ----
relative month-end equity of the accounts managed by each of the Partnership's trading advisors; and (iii) interest income earned on the Partnership's assets shall be allocated pro rata among the
                                                             --------
accounts managed by each of the Partnership's trading advisors, as provided in clause (ii).

     4.  Trading Advisor Independent
         ---------------------------

     For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or with the prior written authorization of the Partnership, the Trading Advisor shall have no authority to act for or represent the Partnership in any way and shall not otherwise be deemed to be an agent of the Partnership. Except as otherwise specifically provided herein, nothing in this Agreement shall be deemed to confer on any of the foregoing any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. Nothing contained herein shall create or constitute the Trading Advisor, any other trading advisor for the Partnership, the Partnership, MLFIP or Merrill Lynch Futures as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity.

     The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Partnership.

     5.  Commodity Broker; Floor Brokers
         -------------------------------

          (a)  Commodity Broker.  Except as contemplated by  Section 5(c) of
               ----------------
this Agreement, the Trading Advisor shall place orders for all commodity interest transactions executed by the Trading Advisor for the Partnership through such commodity broker or brokers as the Partnership shall designate from time to time in its sole discretion -- the Partnership initially so designating Merrill Lynch Futures. The parties acknowledge that the Trading Advisor has no authority or responsibility for the Partnership's selection of Merrill Lynch Futures or for the negotiation of the Partnership's Brokerage Fee rate, and is not responsible for the execution and clearance of the Partnership's trades once complete orders have been transmitted to Merrill Lynch Futures.

          (b) The Trading Advisor shall place orders for all forward currency transactions, to be executed by the Trading Advisor for the Partnership, through the F/X Service Desk established by MLFIP.

          (c)  Floor Brokers.  Notwithstanding Section 5(a) of this Agreement,
               -------------
the Trading Advisor may place orders for commodity interest transactions for the Partnership through floor brokers selected by the Trading Advisor, and approved by the Partnership, such approval not to be unreasonably withheld. Such floor brokers shall "give up" all Partnership trades to Merrill Lynch Futures for clearance.

          The brokerage and floor commissions, "give-up" fees and other transaction costs charged by any floor broker, other than Merrill Lynch Futures, to effect Partnership transactions shall be subject to the approval of Merrill Lynch Futures, which shall pay such costs, such approval not to be unreasonably withheld provided that such fees and transaction costs are competitive with Merrill Lynch Futures' standard rates.

          The Trading Advisor shall be responsible for correcting all trading errors or omissions relating to transactions executed in respect of the Allocated Assets by any broker other than Merrill Lynch Futures.

          6.   Advisory Fees
               -------------

          (a)  Profit Share; Consulting Fee.  For the advisory services
               ----------------------------
contemplated by this Agreement, the Partnership shall pay to the Trading Advisor a quarterly Profit Share and Merrill Lynch Futures shall pay to the Trading Advisor a monthly Consulting Fee, in each case calculated as set forth in Annex
                                                                          -----
C.
-

          (b)  No Share in Commissions.  Without the express written consent of
               -----------------------
the Partnership, neither the Trading Advisor nor any related party shall receive or accept, whether in the form of rebates or otherwise, (i) any share of the brokerage, floor, or clearinghouse commissions or fees or other transaction costs paid by the Partnership to any commodity broker or floor broker, or (ii) any form of compensation or remuneration from any executing or clearing broker used by the Partnership.

          7.   Term and Termination
               --------------------

          (a)  Term and Renewal.  This Agreement shall continue in effect until
               ----------------
the end of the fourth full calendar quarter after the Effective Date. Thereafter, this Agreement shall be renewable, at the option of the Partnership, on the same terms for up to two (2) additional twelve-month periods on thirty
(30) calendar days' notice to the Trading Advisor. In addition, the Trading Advisor hereby agrees to additional one-year renewals sufficient to last until the Principal Assurance Date, if any, of the Units sold nearest to the Effective Date; provided, however, that any such renewals will be on terms to be negotiated in good faith by the Partnership and the Trading Advisor at the time.

          (b)  Termination.  Notwithstanding Section 7(a) hereof, this Agreement
               -----------
shall terminate:

          (i)  immediately if the Partnership shall terminate;

          (ii) at the discretion of the Partnership as of the end of any calendar month;

          (iii) at the discretion of the Trading Advisor, upon twenty (20) days' notice to the Partnership, as of any month-end should (a) the Trading Advisor notify the Partnership of a proposed material change to the strategies to be used in managing the Allocated Assets and the Partnership has instructed the Trading Advisor not to implement such changes; (b) if the Trading Advisor has determined to cease managing any customer accounts pursuant to the same strategy as the Trading Advisor has been retained to employ on behalf of the Partnership; or (c) should the Allocated Assets have a Net Asset Value, as of the close of business on any day, of less than $250,000 (any such termination to be made at the first available month-end after the event giving rise to the termination right or such right to be waived); or

          (iv) immediately at the discretion of the Partnership or the Trading Advisor, as the case may be, in the event that the Trading Advisor, on the one hand, or the Partnership, MLFIP or Merrill Lynch Futures, on the other, is in material breach of any provision hereof.

          Any non-renewal of this Agreement pursuant to Section 7(a) or any termination of this Agreement pursuant to clauses 7(b)(i), (b)(ii) or (b)(iii), above, shall be without penalty or liability to any party.

          8.   Right to Advise Others; Uniformity of
               Acts and Practices
               -------------------------------------

          During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interest accounts, and to trade for and on behalf of their own proprietary commodity interest accounts. The compensation which the Trading Advisor receives from other accounts may be more or less than that received from the Partnership. However, under no circumstances shall the Trading Advisor or any of its affiliates knowingly or deliberately favor any commodity interest account directed by any of them over the Partnership's account in any way or manner, provided that trading different portfolios for other accounts, trading other accounts at different leverage, or charging different fees to different accounts shall not be considered to constitute favoring such accounts over the Partnership's account. The Trading Advisor and its affiliates also shall not be deemed to be favoring another commodity interest account over the Partnership's account if the Trading Advisor or his or its affiliates, in accordance with specific instructions of the owner of such account, shall trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which would normally be applied or if the Trading Advisor or its affiliates, in accordance with the Trading Advisor's money management principles, shall not trade certain commodity interest contracts for an account based on the amount of equity in such account.

          The Trading Advisor agrees that it will not accept additional client accounts for management if doing so might reasonably be expected to require material changes to the trading strategies used by the Trading Advisor for the Partnership or materially adversely affect the Trading Advisor's ability to perform services hereunder.

          The Trading Advisor agrees that in the event the Trading Advisor determines to trade or is now trading another commodity interest account pursuant to a trading approach materially different from the trading approach utilized by the Trading Advisor in trading on behalf of the Partnership, the Trading Advisor will disclose such trading approach to the Partnership, subject to reasonable assurances of confidentiality, and will, if the Partnership so elects, utilize any such trading approach in trading the Allocated Assets in the future, provided that the Trading Advisor shall not hereby be required to use, on behalf of the Partnership, any approach used solely in trading, experimental or proprietary accounts or any approach which the Trading Advisor reasonably believes to be inappropriate for the Partnership's account.

          The Trading Advisor understands and agrees that it shall have a fiduciary responsibility to the Partnership under this Agreement.

          At the reasonable request of the Partnership and to the extent that they are available without undue expense or burden, the Trading Advisor shall make available to the Partnership copies of the daily, monthly, quarterly, and annual, as the case may be, written reports prepared by the Trading Advisor in the ordinary course, reflecting the performance of all commodity pool accounts advised, managed, owned or controlled by the Trading Advisor and account statements reflecting the performance of all other pools and (with the names of clients deleted) commodity interest accounts advised, managed, owned, or controlled by the Trading Advisor, in each case which implement the same strategy or strategies used for the Partnership. At the reasonable request of the Partnership, the Trading Advisor shall provide to the Partnership an explanation of the differences, if any, in the performance between the Partnership's account and such other accounts (subject to the need to preserve the secrecy of proprietary information concerning the Trading Advisor's strategies and the identity of the Trading Advisor's clients).

          9.   Speculative Position Limits
               ---------------------------

          (a)  Limits Applicable to Trading Advisor.  The Trading Advisor agrees
               ------------------------------------
that in the event the Trading Advisor exceeds speculative position limits in respect to the Trading Advisor's commodity interest trading, the Trading Advisor will liquidate positions as necessary to comply with applicable speculative position limits in all of the Trading Advisor's outstanding accounts in such manner as the Trading Advisor deems to be fair and equitable. The Trading Advisor agrees that in the event that any such liquidation becomes necessary, the Trading Advisor will so inform the Partnership and will report to the Partnership the steps taken by the Trading Advisor in order to comply with all applicable speculative position limits.

          The Trading Advisor represents and warrants that existing speculative position limits will not materially adversely affect the Trading Advisor's ability to manage the

Partnership's account, provided that such account does not exceed $50,000,000, as contemplated by Section 3(a) hereof.

          (b)  Notice That Limits Exceeded.  If the Trading Advisor at any time
               ---------------------------
shall become aware that the positions in any commodity interest owned, held, or controlled by the Trading Advisor exceed 90% of the applicable speculative position limit allocable to the Trading Advisor, the Trading Advisor shall promptly notify the Partnership of that fact in writing.

          The Trading Advisor shall promptly notify the Partnership if speculative position limits may reasonably be expected to require alteration of the strategies used in managing the Partnership's account.

          (c)  Liquidation of Positions to Comply with Limits.  If limits are
               ----------------------------------------------
exceeded by the Partnership, the Partnership shall instruct the Trading Advisor as to whether any liquidation of Partnership positions managed by the Trading Advisor is required.

          10.  Representations and Warranties
               ------------------------------

          (a) The Trading Advisor represents and warrants to the Partnership, MLFIP and Merrill Lynch Futures as follows:

               (i) The Trading Advisor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Trading Advisor has full corporate power and authority to perform its obligations and to direct the Partnership's trading, as described in the information furnished in writing by the Trading Advisor to the Partnership or MLFIP for distribution to prospective or existing investors and to discharge its obligations under this Agreement and is qualified to conduct its business as a foreign corporation and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a material adverse effect on its ability to comply with, or perform its obligations under this Agreement.

               (ii) The references to the Trading Advisor, its principal(s) and its trading strategies in the information furnished in writing by the Trading Advisor to MLFIP for distribution to Limited Partners do not contain any material misstatements or omissions. The Trading Advisor's Disclosure Document complies in all material respects with the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission.

               (iii) The disclosures made by the Partnership to its investors relating to the Trading Advisor, as approved in writing by the Trading Advisor, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

              (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes the binding and enforceable obligation of the Trading Advisor in accordance with its terms.

              (v) The Trading Advisor and its principals each has all governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described in the information furnished in writing by the Trading Advisor to the Partnership or MLFIP for distribution to prospective or existing investors or required to perform its obligations under this Agreement (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the Commodity Exchange Act and membership of the Trading Advisor as a commodity trading advisor in the National Futures Association).

              (vi) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the information furnished in writing by the Trading Advisor to MLFIP for distribution to Limited Partners, will not constitute a breach of, or default under, the Articles of Incorporation or By-laws or other organizational documents of the Trading Advisor, or under any instrument by which the Trading Advisor or any of its principals is bound or under any order, rule or regulation applicable to the Trading Advisor or any of its principals, of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor or such principal(s).

              (vii) The Trading Advisor's provision of management services as contemplated hereby will not violate the Investment Advisers Act of 1940.

              (viii) There is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor or any of its principals is a party, or to which any of the assets of the Trading Advisor or any of its principals is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any of its principals. Neither the Trading Advisor nor any of its principals has received any notice of an investigation regarding non-compliance by the Trading Advisor or such principals with applicable law.

              (ix) As a condition precedent to the allocation of the Allocated Assets to the Trading Advisor, the Trading Advisor agrees to furnish to the Partnership such opinions and certificates as the Partnership may reasonably request.

          (b) MLFIP represents and warrants to the Trading Advisor and the Partnership as follows:

              (i) MLFIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MLFIP has full corporate power and authority to perform its obligations as described in the information furnished by MLFIP for distribution to Limited Partners and to discharge its obligations under this Agreement and is qualified to conduct its business as a foreign corporation and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a material adverse effect on its ability to comply with, or perform its obligations under this Agreement.

              (ii) The references to MLFIP and its principals in the information furnished by MLFIP for distribution to Limited Partners do not contain any material misstatements or omissions.

              (iii) This Agreement has been duly and validly authorized, executed and delivered on behalf of MLFIP and constitutes the binding and enforceable obligation of MLFIP in accordance with its terms.

              (iv) MLFIP and its principals each has all United States governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described in the information furnished by MLFIP for distribution to Limited Partners or required to perform its obligations under this Agreement (including, without limitation, registration of MLFIP as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and membership of MLFIP as a commodity pool operator and commodity trading advisor in the National Futures Association).

              (v) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the information furnished by MLFIP for distribution to Limited Partners will not constitute a breach of, or default under, the organizational documents of MLFIP, or under any instrument by which MLFIP or any of its principals is bound or under any order, rule or regulation applicable to MLFIP or any of its principals, of any court or any governmental body or administrative agency having jurisdiction over MLFIP or such principals.

              (vi) There is not pending, or to the best of MLFIP's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which MLFIP or any of its principals is a party, or to which any of the assets of MLFIP or any of its principals is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of MLFIP or any of its principals. Neither MLFIP nor any of its principals has received any notice of an investigation regarding non-compliance by MLFIP or such principals with applicable law.

          (c) Merrill Lynch Futures represents and warrants to the Trading Advisor and the Partnership as follows:

              (i) Merrill Lynch Futures is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merrill Lynch Futures has full corporate power and authority to perform its obligations and to clear the Partnership's trading, as described in the information furnished by Merrill Lynch Futures for distribution to Limited Partners, and to discharge its obligations under this Agreement and is qualified to conduct its business as a foreign corporation and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a material adverse effect on its ability to comply with, or perform its obligations under this Agreement.

              (ii) The references to Merrill Lynch Futures in the information furnished by Merrill Lynch Futures for distribution to Limited Partners do not contain any material misstatements or omissions.

              (iii) This Agreement has been duly and validly authorized, executed and delivered on behalf of Merrill Lynch Futures and constitutes the binding and enforceable obligation of Merrill Lynch Futures in accordance with its terms.

              (iv) Merrill Lynch Futures and its principals each has all governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described in the information furnished by Merrill Lynch Futures for distribution to Limited Partners or required to perform its obligations under this Agreement (including, without limitation, registration of Merrill Lynch Futures as a futures commission merchant under the Commodity Exchange Act and membership of Merrill Lynch Futures as a futures commission merchant in the National Futures Association).

              (v) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the information furnished by Merrill Lynch Futures for distribution to Limited Partners will not constitute a breach of, or default under, the organizational documents of Merrill Lynch Futures or under any instrument by which Merrill Lynch Futures or any of its principals is bound or under any order, rule or regulation applicable to Merrill Lynch Futures or any of its principals, of any court or any governmental body or administrative agency having jurisdiction over Merrill Lynch Futures or such principals.

              (vi) There is not pending, or to the best of Merrill Lynch Futures' knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which Merrill Lynch Futures or any of its principals is a party, or to which any of the assets of Merrill Lynch Futures or any of its principals is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of Merrill Lynch Futures or any of its principals. Neither Merrill Lynch Futures nor any of its principals has received any notice of an investigation regarding non-compliance by Merrill Lynch Futures or such principals with applicable law.

          (d) The Partnership hereby represents and warrants to MLFIP, Merrill Lynch Futures and the Trading Advisor as follows:

              (i) The Partnership is duly organized pursuant to and validly existing under the laws of the State of Delaware, with full corporate power and authority to engage in the activities as described in the Prospectus Supplement.

              (ii) The Partnership has full corporate power and authority under applicable law to perform its obligations under this Agreement.

              (iii) This Agreement has been duly and validly authorized, executed and delivered by the Partnership and constitutes binding and enforceable obligations of the Partnership in accordance with its terms.

              (iv) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, the Certificate of Limited Partnership or Limited Partnership Agreement of the Partnership, or any instrument by which the Partnership is bound or any order, rule or regulation applicable to the Partnership of any court or any governmental body or administrative agency having jurisdiction over the Partnership.

              (v) The Partnership does not require any governmental, regulatory or exchange approvals or licenses, nor need it effect any filings or registrations with any federal, state or other governmental agencies in order to conduct its business and to act as contemplated by this Agreement.

          (e) The foregoing representations and warranties shall be continuing, and if any of them shall cease to be true and accurate in all material respects, the affected party shall promptly give notice to such effect to all other parties hereto.

          11.  Indemnification.
               ---------------

          The Partnership shall indemnify, defend and hold harmless the Trading Advisor and its related parties from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to (i) any of such indemnified person's actions or capacities relating to the business or activities of the Partnership, (ii) any activities of the Partnership, and (iii) any Partnership-related activities of MLFIP, Merrill Lynch Futures, or any other trading advisor to the Partnership; provided that the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Partnership. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question constituted negligence or misconduct or was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership.

          In the event that the Trading Advisor or any related party is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership's activities or claimed activities unrelated to the Trading Advisor, the Partnership shall indemnify, defend and hold harmless the Trading Advisor or such related party against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

          The Trading Advisor shall indemnify, defend and hold harmless the Partnership and its related parties from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor relating to the business or activities of the Trading Advisor under this Agreement or relating to the management by the Trading Advisor of an account of the Partnership if the action of omission of the Trading Advisor which was the subject of the demand, claim, lawsuit, action or proceeding constituted negligence, misconduct or a breach of this Agreement, or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership.

          In the event that the Partnership or any related party is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Trading Advisor or any related party unrelated to the Partnership's business, the Trading Advisor shall indemnify, defend and hold harmless the Partnership or any of its affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

          No indemnification under this Section 11 shall be made in respect of any demand, claim, lawsuit, action or proceeding relating to activities of the person to be indemnified which have been adjudged, by a court, having jurisdiction with respect to the matter upon entry of a final judgment, not to have been done in good faith and in the reasonable belief that such conduct was in, or not opposed to, the best interests of the Partnership or to constitute negligence, misconduct or a breach of this Agreement unless, and except to the extent that, such court determines that, despite such judgment, such person is fairly and reasonably entitled to indemnity.

          Any indemnification required by this Section 11, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this Section 11; provided, however, that if the indemnified party shall prevail on the merits and the defense of any demand, claim, lawsuit or proceeding subject to indemnification hereunder, indemnification shall be payable hereunder irrespective of the receipt of any such legal opinion.

          In the event that a person entitled to indemnification under this
Section 11, is made a party to an action, suit, or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

          The Partnership or the Trading Advisor, as the case may be, shall advance indemnification payments reasonably asserted to be due hereunder, provided that the putatively indemnified party which receives such advances undertakes in writing to repay the advanced funds, without interest, in the event that such recipient is determined not to be entitled to indemnification under this Section 11.

          Notwithstanding any provision of this Agreement to the contrary, in respect of all losses, liabilities, claims, demands, damages, costs, and expenses described above in this Section 11 (including legal, accounting, and other expenses incurred in each connection therewith), the Partnership's indemnity obligation shall be limited to the greater of (i) the net worth of the Trading Advisor as of the Effective Date and (ii) the net worth of the Trading Advisor as of the time that any event giving rise for a claim to indemnity arose.

          The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party under this Agreement.

          Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made under this Agreement, but the omission so to notify shall not relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party otherwise than under this section. In case such demand, claim, lawsuit, action or proceeding is brought against a person indemnified under this Agreement, and the indemnifying party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless (i) the indemnifying party approves the employment of separate counsel by such person, or (ii) the action has been brought against both such person and the indemnifying party and such person's counsel has advised it or him that it or he has legal defenses different from or in addition to those of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Partnership, as the case may
be).

          12.  Entire Agreement
               ----------------

          This Agreement and the agreements referenced herein constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

          13.  Assignment
               ----------

          This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

          14.  Amendment; Waiver
               -----------------

          This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

          15.  Severability
               ------------

          If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby; provided that alteration of this Agreement in this manner shall not have a material effect on the terms hereof.

          16.  Notices
               -------

          Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telex, facsimile, telegram, or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Partnership or MLFIP:

               c/o ML Futures Investment Partners Inc.
               Merrill Lynch World Headquarters
               South Tower, 6th Floor
               World Financial Center
               New York, New York  10080-6106
               Attn:  John R. Frawley Jr.

          if to the Trading Advisor:

               To the address notified in writing to the Partnership from time to time by the Trading Advisor if to Merrill Lynch Futures:

               Merrill Lynch Futures Inc.
               Merrill Lynch World Headquarters
               South Tower, 6th Floor
               World Financial Center
               New York, New York   10080
               Attn:  William Maitland, Esquire

          17.  Governing Law
               -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          18.  Consent to Jurisdiction
               -----------------------

          The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County, City, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County, City, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County, City, and State of New York.

          19.  Remedies
               --------

          In any action or proceeding arising out of any of the provisions of this Agreement, the parties hereto agree that they shall not seek any prejudgment equitable or ancillary relief. Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the parties hereto agree that declaratory judgment may be sought with respect to the indemnification provisions of this Agreement.

          20.  Confidentiality
               ---------------

          The Partnership, MLFIP and Merrill Lynch Futures acknowledge that the Trading Advisor's strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by MLFIP or the Partnership is to be used solely to monitor the Trading Advisor's performance on behalf of the Partnership.

          21.  Survival
               --------

          The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

          22.  Counterparts
               ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          23.  Headings
               --------

          Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

          24.  Third-Party Beneficiary.
               -----------------------

          This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement. In particular, and not by way of limitation, no investor in the Partnership may assert any rights hereunder.

          25.  "Business Day."  "Business day," as used herein, shall mean a day
                ------------
on which banks are required or authorized to remain open for business in New York City.

          26.  Multi-Programs.  If the Trading Advisor offers more than one
               --------------
trading program to clients, the program(s) to be used for the Partnership, and the additional allocation of the Allocated Assets to, between or among such program(s), are set forth in Annex D hereto.
                             -------


          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the Effective Date.

                         [THE PARTNERSHIP]


                         BY:  ML FUTURES INVESTMENT PARTNERS INC.
                              General Partner


                         BY:  ___________________________________
                              James M. Bernard
                              Vice President


                         THE TRADING ADVISOR


                         BY:  ___________________________________
                              Name:
                              President


                         MERRILL LYNCH FUTURES INC.


                         BY:  ___________________________________
                              Name:
                              Title:


                         ML FUTURES INVESTMENT PARTNERS INC.


                         By:  ___________________________________
                              James M. Bernard
                              Vice President

                                    Annex A
                                    -------


                                    FORM OF
                             TRADING AUTHORIZATION



[TRADING ADVISOR]


To Whom It May Concern:

          [PARTNERSHIP], a Delaware limited partnership (the "Partnership"), does hereby make, constitute, and appoint [TRADING ADVISOR] as the Partnership's attorney-in-fact to buy and sell commodity interests, in accordance with the Advisory Agreement among us and certain others.

          This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Advisory Agreement.

                    Very truly yours,

Dated as of _______, 199__



                         [PARTNERSHIP]


                         BY:  ML FUTURES INVESTMENT PARTNERS INC.
                              General Partner


                         By:  __________________________________
                              James M. Bernard
                              Vice President


                         ACCEPTED AND AGREED TO:

                         [TRADING ADVISOR]


                         By:  ___________________________________
                              Name:
                              Title:

                                    Annex B
                                    -------


                                FORM OF LIST OF
                         COMMODITY INTERESTS TRADED BY
                             [THE TRADING ADVISOR]



          The undersigned represents that the following is a complete list of commodity interests which the undersigned intends to trade on behalf of [PARTNERSHIP] other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States:

   Contract Type
(Futures, Forward,
Options on Futures)           Exchange             Contract
-------------------           --------             --------



                                    [TRADING ADVISOR]


                                    By:_________________________
                                       Name:


Dated as of ____, 199_

                                    ANNEX C
                                    -------


                           ADVISORY FEE CALCULATIONS


Consulting Fee
--------------

          For the advisory services contemplated by this Agreement, Merrill Lynch Futures shall, at no additional cost to the Partnership, remit to the Trading Advisor a Consulting Fee equal to 0.___ of 1% of the Net Asset Value of the Allocated Assets, as of the end of each calendar month (a __% annual rate), after reduction of such Net Asset Value by the Brokerage Fee due Merrill Lynch Futures in respect of such month but without reduction for any withdrawals as of such month-end or for any accrued Profit Shares as of such month-end, and after including any month-end interest credits.

          Merrill Lynch Futures will remit the Consulting Fees due to the Trading Advisor within ten (10) business days of the month-end as of which they are due. At such time as Merrill Lynch Futures remits each monthly Consulting Fee payment hereunder to the Trading Advisor, Merrill Lynch Futures shall also submit a reasonably itemized statement setting forth the calculation of the amount due to the Trading Advisor in respect of such month. If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

          The Consulting Fee due to the Trading Advisor hereunder shall be prorated for any partial month during which this Agreement is in effect, or for any reallocations during a month, such proration to be made on the basis of the number of business days during such month that the Trading Advisor managed assets on which the Consulting Fee is being calculated hereunder, compared to the total number of business days in such month.

          If, as of the end of the fourth full calendar quarter after the Effective Date, the Partnership account managed by the Trading Advisor has incurred negative cumulative Trading Profit, calculated as described below for purposes of calculating the Trading Advisor's Profit Share (e.g., with the amount of any negative cumulative Trading Profit being proportionately reduced upon redemptions, reallocations or distributions), the Trading Advisor shall rebate to the Partnership 50% of the Consulting Fee paid to the Trading Advisor through the end of such fourth full calendar quarter, but only to the extent of such negative cumulative Trading Profit (which shall not for this purpose be proportionately reduced upon redemptions, reallocations or distributions). In the event that the Trading Advisor is terminated prior to the end of such fourth full calendar quarter, with a negative cumulative Trading Profit, such rebate shall be made (based on the Consulting Fees paid through the date of termination) as if the date of termination were the end of such fourth full calendar quarter.

Profit Share
------------

          As of the end of each calendar quarter, beginning with the end of the first full calendar quarter after the Effective Date, the Partnership will pay the Trading Advisor a Profit Share equal to ______ percent (___%) of any New Trading Profit recognized in respect of the Allocated Assets during the preceding quarter (or, in the case of the first Profit Share calculation period, since the Effective Date).

          Trading Profit for purposes of calculating the Trading Advisor's Profit Share includes, for any period, (i) the realized trading profit (loss), plus or minus (ii) the change in unrealized trading profit (loss) on open positions from the beginning to the end of such period, and is calculated after reduction for the Brokerage Fee (0.____ of 1% of the Partnership's month-end Net Assets each month) payable to Merrill Lynch Futures. Trading Profit does not include interest credited on the Partnership's assets (which, like the Brokerage Fee, will be allocated pro rata to the Partnership account managed by each of
                       --- ----
the Partnership's advisors, including the Trading Advisor, based on the month-end equity in each such account). New Trading Profit is only generated to the extent that the Trading Advisor exceeds its previous calendar quarter-end high in cumulative Trading Profit.

          In the case of redemptions, reallocations or distributions as of the end of any month that is not the end of a calendar quarter, a proportional Profit Share will be deducted (and the Net Asset Value at which Units are redeemed correspondingly reduced), and the amounts so deducted will be paid to the Trading Advisor. Such amounts will not be subject to being returned to the Partnership (or to any redeeming Limited Partners), irrespective of subsequent losses during the quarter.

          Redemption of Units, reallocations or distributions result in a proportional decrease in any shortfall between the level of cumulative Trading Profit as of the date of withdrawal and the highest level of cumulative prior Trading Profit as of any calendar quarter-end (or $0, if higher) for purposes of subsequent calculations of New Trading Profit, with the result that redemptions, reallocations or distributions do not reduce the Profit Shares potentially payable by the Units which remain outstanding.

          Early redemption charges and extraordinary costs, such as litigation or taxes, shall not reduce Trading Profit.

          F/X Service Desk service fees shall reduce Trading Profit.

          In calculating New Trading Profit, Profit Shares paid at previous quarter-ends do not reduce cumulative New Trading Profit in subsequent periods.

          Termination of the Trading Advisor's Advisory Agreement will be treated as if the date of termination were a calendar quarter-end for purposes of calculating any Profit Share due to the Trading Advisor.

          The Partnership will remit the Profit Shares due to the Trading Advisor within ten (10) business days of the quarter-end as of which they are due. At such time as the Partnership remits each Profit Share payment hereunder to the Trading Advisor, the Partnership shall also submit a reasonably itemized statement setting forth the calculation of the amount of the Profit Share due to the Trading Advisor in respect of such quarter. If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

                                    Annex D
                                    -------


                                  SELECTION OF
                           MULTIPLE PROGRAMS OFFERED


          The Trading Advisor will trade the following programs for the Partnership (need not be completed if the Advisor offers a single program):

                                             Initial % of
Program                                    Allocated Assets
-------                                    ----------------



                                              __________

                                                 100%
                                              ==========

                                    FORM OF
               ACKNOWLEDGEMENT OF RECEIPT OF DISCLOSURE DOCUMENT



          The undersigned hereby acknowledges receipt of the Disclosure Document dated __________, 19__ of [TRADING ADVISOR] (the "Trading Advisor") in connection with the Trading Advisor's management of an account for [PARTNERSHIP].


Dated as of _______, 19__



                         [PARTNERSHIP]



                         By:  ML FUTURES INVESTMENT PARTNERS INC.
                              General Partner



                         By:  ___________________________________
                              James M. Bernard
                              Vice President